UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2011

Westergaard.com, Inc.
 (Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29761	52-2002729
(Commission File Number)	(IRS Employer Identification No.)

Chendai Andou Industry Park, Jinjiang,
Quanzhou, Fujian, China 362211
 (Address of Principal Executive Offices)

086-13808527788
 (Issuer Telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Copy to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2011 (the “Closing Date”), we completed a private offering (the “Offering”), where we sold to certain institutional investors (the “Investors”), an aggregate of 866,666 investment units (each a “Unit” and collectively, the “Units”) at a price of $1.50 per unit (the “Unite Price”), for aggregate offering proceeds of $1,299,999 (the “Offering Proceeds”). Each Unit consists of (i) one (1) share of the series B convertible preferred stock of the Company, par value $0.001 per share (the “Series B Preferred Stock”), convertible into one (1) share (the “Conversion Shares”) of the common stock (the “Common Stock”), (ii) one (1) Class A Warrant to purchase 0.5 share of the Common Stock at a purchase price of $1.875 per share (the “Class A Warrant”) and (iii) one (1) Class B Warrant to purchase 0.5 share of the Common Stock at a purchase price of $2.25 per share (the “Class B Warrant”) (the Class A Warrant and the Class B Warrant, collectively as the “Investor Warrants”).

As a result of the Offering, the Company issued an aggregate of 866,666 shares of Series B Preferred Stock, 433,333 Class A Warrants to purchase an aggregate of 433,333 shares of our Common Stock, and 433,333 Class B Warrants to purchase an aggregate of 433,333 shares of our Common Stock.

Securities Purchase Agreement

We entered into a securities purchase agreement with each of the Investors evidencing such Investor’s investment (each a “Securities Purchase Agreement” and collectively the “Securities Purchase Agreements”).  Pursuant to the Securities Purchase Agreements, the Investors were also granted the following rights:

●
Each holder of Series B Preferred Shares will have the right, at the option of the holder at any time following the Closing Date, without the payment of additional consideration, to convert Series B Preferred Shares into shares of Common Stock at an initial conversion price of $1.50 or a conversion ratio of one-to-one. The ratio for conversion of Series B Preferred Shares will be proportionally adjusted for any stock splits, dividends, recapitalizations, and the like. Provided that the Common Stock underlying the Series B Preferred Shares is registered in an effective registration statement or is available for resale under Rule 144, without limitation, all Series B Preferred Shares will be automatically converted into Common Stock at the date of the twenty-four (24) month anniversary of the Closing Date.

●
For a period of twenty-four (24) months following the Closing Date, the purchase price and the conversion price of the Series B Preferred Stock will be subject to full ratchet anti-dilution protection for issuances of Common Stock or any other financial instrument that is convertible into Common Stock (subject to certain customary carve outs) at a purchase price less than the Unit Price.

●
Each holder of Series B Preferred Shares shall have the right to participate pro rata (as defined in the Securities Purchase Agreement) on any subsequent financings of the Company within twenty four (24) months following the Closing Date, subject to certain carve-outs contained in the Securities Purchase Agreements.

Warrants

The Series A Warrants and the Series B Warrants, are respectively exercisable for a period of three years from the original issue date.  The exercise price with respect to the Series A Warrants, in whole or in part, is $1.875 per share of Common Stock, which is equal to 125% of the Unit Price. The exercise price with respect to the Series B Warrants, in whole or in part, is $2.25 per share of Common Stock, which is equal to 150% of the Unit Price. The exercise prices of the Investor Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights

In connection with the Offering, we entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which, we agreed to file a registration statement (the “Registration Statement”) with the Commission to register the Conversion Shares and the shares of common stock underlying the Investor Warrants within 60 days after the final closing of the Offering (“Required Filing Date”) and use our best efforts to have it declared effective within 150 days after the final closing of the Offering (“Required Effectiveness Date”).  In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Registration Statement is not filed by the Required Filing Date or is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Investor in the amount equal to 1% of such Investor’s subscription amount subscribed for by such Investor for each 30-day period for which the Company is not compliance, subject to a cap of ten percent (10%) of such Investor’s purchase amount.

Securities Escrow Agreement

In connection with the Offering, we entered into a securities escrow agreement with our principal stockholder, Ansheng International, and the Investors (the “Securities Escrow Agreement”), pursuant to which Ansheng International pledged 866,666 shares of our Common Stock in favor of the Investors to secure certain performance target obligations described below (the “Escrowed Shares”).

In the event that (i) the Company’s net income, subject to certain adjustments provided for in the Securities Purchase Agreement, for the fiscal year ended December 31, 2010 and December 31, 2011, are respectively less than 95% but above or equal to 85% of $15,160,000 (the “2010 Performance Threshold”) and $21,320,000 (the “2011 Performance Threshold”), then the Company shall deliver to the Investors, on a pro rata basis, additional shares of the Company’s common stock to account for such shortfall with respect to the applicable Performance Threshold, in an amount equal to the number of Escrowed Shares multiplied by 100 minus the percentage of the Performance Threshold that was achieved. The remaining Escrowed Shares not delivered to the Investors shall promptly be released from escrow and returned to senior management. If the Company achieves less than 85% of the 2010 Performance threshold or 2011 Performance Threshold, then 100% of the number of the Escrowed Shares of such year will be made available to Investors and delivered pro rata based on the number of Series B Preferred Shares owned by such Investor at such date.

As of the date of this Current Report on Form 8-k, we have completed our audit of fiscal year ended December 31, 2010 and have confirmed that we have reached our 2010 Performance Threshold. Accordingly, one-half, or 433,333 of the Escrowed Shares will be returned to Ansheng International, Inc.

Lockup Agreements

In connection with the Offering, we entered into a lockup agreement with our principal stockholder, Ansheng International (the “Lockup Agreement”), pursuant to which, Ansheng International agreed not to transfer any shares of the Company’s Common Stock that it owns on the Closing Date, or may acquire on or after the closing of the Offering (the “Lockup Shares”), for a twenty-four (24) month period following the closing of the Offering.

Investor Relation and Public Relation Escrow Agreement

In connection with the Offering, we entered into an investor and public relation escrow agreement (the “IR and PR Escrow Agreement”) pursuant to which we agreed to deposit an amount of $300,000 from the Offering Proceeds with an escrow agent (the “IR and PR Escrowed Funds”). Subject to certain conditions provided in the IR and PR Escrow Agreement, the IR and PR Escrowed Funds will be released to the Company or directly to such creditors as invoices become due for all investor relation and public relation activities.

Public Company Expenses Escrow Agreement

In connection with the Offering, we entered into a public company expenses escrow agreement with certain investor (the “Public Company Expenses Escrow Agreement”) pursuant to which we agreed to deposit an amount of $200,000 from the Offering Proceeds with an escrow agent (the “Public Company Expenses Escrowed Fund”). Subject to certain conditions provided in the Public Company Expenses Escrow Agreement, the Public Company Expenses Escrowed Fund will be released to the Company or directly to such creditors as invoices become due for all expenses related to being a public company in the US.

The descriptions of the Securities Purchase Agreement, the Certificate of Rights, Preferences and Designations for the Series B Preferred Stock, the Form of Class A Warrant, the Form of Class B Warrant, the Registration Rights Agreement, the Securities Escrow Agreement, the Lockup Agreement, the IR and PR Escrow Agreement, and the Public Company Expenses Escrow Agreement are qualified in their entirety by reference to the such agreements filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Form 8-K, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, in connection with the Securities Purchase Agreement, on April 13, 2010, we consummated the Offering for the issuance and sale of Units to certain institution investors, consisting of an aggregate of (a) 866,666 shares of Series B Preferred Stock, (b) Class A Warrants to acquire an aggregate of 433,333 shares of our Common Stock, and (c) Class B Warrants to acquire an aggregate of 433,333 shares of our Common Stock. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation of Rights and Preferences of Series A Preferred Stock
4.2	Form of Class A Warrant
4.3	Form of Class B Warrant
10.1	Securities Purchase Agreement dated April 13, 2011
10.2	Registration Rights Agreement dated April 13, 2011
10.3	Securities Escrow Agreement dated April 13, 2011
10.4	Lock-up Agreement dated April 13, 2011
10.5	IR and PR Escrow Agreement dated April 13, 2011
10.6	Public Company Expense Escrow Agreement dated April 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERGAARD.COM, INC.

Date: April 26, 2011	By:	/s/Ding Jinbiao
Ding Jinbiao
Director, President and Chief Executive Officer